NEWS RELEASE                                                        EXHIBIT 99.1

FOR INFORMATION CONTACT:

GLIMCHER REALTY TRUST      Michael P. Glimcher    President       (614) 887-5606
150 E. GAY STREET          William G. Cornely     EVP, COO        (614) 887-5614
COLUMBUS, OHIO 43215       Melinda A. Janik       Sr. VP, CFO     (614) 887-5610
WWW.GLIMCHER.COM


FOR IMMEDIATE RELEASE
THURSDAY, OCTOBER 23, 2003


GLIMCHER REALTY TRUST REPORTS THIRD QUARTER RESULTS

        REAFFIRM 2003 EARNINGS ESTIMATES; QUARTERLY REVENUES INCREASE 14%

COLUMBUS, OH - OCTOBER 23, 2003 - GLIMCHER REALTY TRUST, (NYSE: GRT), one of the country's premier retail REITs, today reported Funds From Operations ("FFO") for its third quarter ended September 30, 2003 of $20.8 million or $0.54 per diluted common share and $51.8 million or $1.36 per diluted common share for the first nine months of 2003. FFO was $21.7 million, or $0.58 per diluted common share, and $61.7 million, or $1.76 per diluted common share, for the comparable periods of 2002. Net income available to common shareholders was $3.0 million, or earnings per diluted common share of $0.08, and $1.6 million, or earnings per diluted common share of $0.05, for the third quarter and nine months ended September 30, 2003, respectively. Net income available to common shareholders was $4.7 million, or earnings per diluted common share of $0.14, and $13.4 million, or earnings per diluted common share of $0.42, for the comparable quarter and nine months of 2002.

The Company uses FFO in addition to net income to report operating results. FFO is an industry standard for evaluating operating performance defined as net income, plus real estate depreciation, less gains or losses from sales of depreciable property, discontinued operations, extraordinary items and the cumulative effect of accounting changes. Reconciliations of non-GAAP financial measures to net income available to common shareholders are included in the Operating Results section of this press release.

Quarterly revenues rose 14% to $75.9 million from $66.8 million in the third quarter of 2002 due to the Company's acquisition of WestShore Plaza in Tampa, Florida and the purchase of the third-party joint venture interest in Eastland Mall, located in Charlotte, North Carolina. The inclusion of revenues from five additional malls previously reported as joint ventures and acquired in the later half of 2002 and March of 2003 also contributed to the increase in revenues.

"Our focus on strengthening the balance sheet by reducing our investment in non-core assets and redeploying capital to reduce debt, acquiring joint venture interests in mall properties and acquiring high quality malls in strategic markets, such as our acquisition of WestShore Plaza, is positively impacting operating performance," stated Michael P. Glimcher, President. "The mall portfolio, which approximates 80% of our GLA and 88% of our annualized minimum rents, posted strong improvements as mall store occupancy was in excess of 90%."

-------------------------------------------------------------------------------------------------------------------
  SUMMARY OF FINANCIAL RESULTS
                                                     --------------------------------------------------------------
 (unaudited, dollars in thousands                        THREE MONTHS ENDED                  NINE MONTHS ENDED
       except per share amounts)                            SEPTEMBER 30,                       SEPTEMBER 30,
                                                     --------------------------          --------------------------
                                                       2003              2002              2003              2002
                                                     --------          --------          --------          --------
Revenues                                             $ 75,853          $ 66,793          $224,002          $188,525
FFO                                                  $ 20,830          $ 21,657          $ 51,817          $ 61,707
FFO per diluted common share                         $   0.54          $   0.58          $   1.36          $   1.76
Net income available to common shareholders          $  2,953          $  4,701          $  1,633          $ 13,413
Net income per diluted common share                  $   0.08          $   0.14          $   0.05          $   0.42

-------------------------------------------------------------------------------------------------------------------

THIRD QUARTER RESULTS

Revenues for the quarter ended September 30, 2003 rose to $75.9 million compared with revenues of $66.8 million for the quarter ended September 30, 2002. The 13.6% increase for the quarter was principally due to the inclusion of $5.1 million of revenues from Almeda Mall and Northwest Mall, formerly joint ventures until the Company acquired the third-party interests in November 2002, and Colonial Park Mall, a third-party joint venture interest acquired by the Company in March 2003. The acquisition of WestShore Plaza and the purchase of the third-party joint venture interest in Eastland Mall accounted for $3.3 million of the quarterly revenue increase. These two acquisitions were completed in August 2003. Finally, $2.4 million of the increase represents revenues from Dayton Mall and SuperMall of the Great Northwest, formerly two joint ventures until the Company acquired their third-party interests in August 2002.

For the third quarter of 2003, FFO decreased 3.8% to $20.8 million, or $0.54 per diluted common share, compared with $21.7 million, or $0.58 per diluted common share, for the third quarter of 2002. Net income available to common shareholders totaled $3.0 million, or earnings per diluted common share of $0.08, in the third quarter of 2003 as compared to $4.7 million, or earnings per diluted common share of $0.14, for the same period of 2002 with 71 properties contributing to third quarter 2003 results compared with 85 properties a year earlier. Also reflected in net income available to common shareholders for the quarter ended September 30, 2003 is a $204,000 loss on sales of properties and properties held for sale as compared to a net gain of $868,000 for the same period of 2002.

The Company's regional mall portfolio continues to perform well with mall store occupancy increasing to 90.2% at September 30, 2003 from 88.0% at September 30, 2002, and mall store average rents on a year-over-year basis increasing 1.9% to $23.69 per square foot. Excluding the acquisition of WestShore Plaza in August 2003, mall store average rents are $23.28 per square foot at September 30, 2003 as compared to $23.13 per square foot at June 30, 2003. Regional mall anchor occupancy of 94.0% at September 30, 2003 remained consistent with the comparable period in 2002, while average anchor rents increased 6.3% to $5.75 per square foot from the third quarter of 2002.

While same store mall NOI remained unchanged between the third quarter of 2003 and the third quarter of 2002, same store mall revenue for the third quarter of 2003 decreased 3.1% as compared to the third quarter of 2002. This reduction is due to the $1 million reduction in tenant reimbursements as the result of the reduction in 2003 expense recovery rates. This was discussed in connection with our second quarter results. In the community center portfolio, same store NOI increased 1.9% during the third quarter of 2003 from the third quarter of 2002, while same store revenue declined 1.85%.

YEAR-TO-DATE RESULTS

For the nine months ended September 30, 2003, FFO decreased 16.0% to $51.8 million, or $1.36 per diluted common share, compared with $61.7 million, or $1.76 per diluted common share, for the first nine months of 2002. Net income available to common shareholders was $1.6 million or $0.05 earnings per diluted common share for the first nine months of 2003 as compared to $13.4 million or $0.42 earnings per diluted common share for the same period of 2002. The change in FFO and net income available to common shareholders is primarily due to an increase in the Company's provision for credit losses in the first and second quarters of 2003 for estimated recoveries of property operating expenses and for past due receivables owed by bankrupt and other troubled tenants. Revenues for the first nine months of 2003 rose $35.5 million or 18.8% to $224.0 million from $188.5 million in the first nine months of 2002. In addition to the inclusion of revenues from WestShore Plaza and Eastland Mall, the 2003 results include nine months of revenues for Dayton Mall, SuperMall of the Great Northwest, Almeda Mall and Northwest Mall, formerly joint ventures until the Company acquired the third-party joint venture interests in the later half of 2002, and the revenues of Colonial Park Mall, formerly a joint venture until the Company acquired the third-party joint venture interest in March 2003.

ACQUISITIONS

On August 14, 2003, the Company acquired for $4.75 million in cash and the assumption of $46.2 million in debt the remaining 80% third-party interest in a joint venture owning Eastland Mall, a 1,064,634 square foot enclosed regional mall located in Charlotte, North Carolina. At September 30, 2003, the Company owned two properties, Polaris Fashion Place and Polaris Towne Center, in joint ventures with third-parties.

On August 27, 2003, the Company acquired WestShore Plaza, a 1,060,000 square foot enclosed upscale regional mall located in Tampa, Florida for $153 million. The acquisition was funded with a new $100 million nine-year mortgage loan at a fixed interest rate of 5.09% and 30-year principal amortization. The remaining $53 million was funded using a portion of the net proceeds from a $60 million public offering of 2,400,000 shares of 8.75% Series F Cumulative Redeemable Preferred Shares completed on August 25, 2003 at a price of $25 per share. The remainder of the net proceeds was used to pay down short-term borrowings under the Company's line of credit.

Debt-to-total-market capitalization as of September 30, 2003 was 56.2% based on the common stock closing price of $21.07 and fixed rate debt represented 85.9% of total Company debt at the end of the third quarter. Debt-to-total market capitalization stood at 58.1% at September 30, 2002.

SUBSEQUENT EVENTS

The Company sold Morningside Plaza, a 75,155 square foot community center located in Dade City, Florida for $3.75 million on October 16, 2003. The sales proceeds were used to repay an existing $2.6 million mortgage and to pay down short-term borrowings under the Company's line of credit.

On October 17, 2003, the Company replaced its existing line of credit that was scheduled to mature on January 31, 2004 with a new $150 million three-year secured bank credit facility maturing on October 16, 2006. The interest rate on the new facility ranges from 1.15% to 1.70% over LIBOR depending upon the Company's ratio of debt to total asset value. The interest rate on the previous credit facility ranged from 1.60% to 1.90% over LIBOR. The line of credit is secured by a mortgage on three malls and eleven community centers.

In other financing activity, the Company on October 17, 2003 closed a $114 million permanent mortgage for the Mall at Fairfield Commons, located in Dayton, Ohio. The new mortgage matures on November 1, 2014, and bears interest at a fixed rate of 5.45%. The mortgage is subject to a 30-year principal amortization.

OUTLOOK

For the full year of 2003, the Company reaffirms previous FFO estimates to be in the range of $2.10 to $2.15 per diluted common share. This range incorporates actual results for the first nine months and assumes no acquisitions or additional community center sales in the fourth quarter of 2003. A reconciliation of the range of estimated FFO per diluted common shares to estimated earnings per diluted common shares for 2003 follows:

                                                                      Low End         High End
                                                                      -------         --------
      Expected Earnings per diluted Common Share                      $  0.37          $  0.42
           Add: Real Estate depreciation and amortization                1.63             1.63
           Add: Joint Venture depreciation and amortization              0.10             0.10
                                                                     --------         --------
      Expected FFO per diluted Common Share                           $  2.10          $  2.15
                                                                      =======          =======

DIVIDEND PERFORMANCE

For the third quarter of 2003, the Company declared a cash dividend of $0.4808 per common share, which was paid on October 15, 2003, to common shareholders of record as of September 30, 2003. The cash dividend is equivalent to $1.9232 on an annualized basis.

The Company paid a cash dividend of $0.578125 on its 9.25% Series B Preferred Shares on October 15, 2003, to shareholders of record on September 30, 2003, representing the equivalent of $2.3125 per preferred share on an annualized basis. The Company also paid on October 15, 2003 a cash dividend of $0.224826 on its 8.75% Series F Preferred Shares prorated for the period from August 25, 2003, the date on which they were issued, to September 30, 2003 to shareholders of record on September 30, 2003. On an annualized basis, this is the equivalent of $2.1875 per preferred share.

THIRD QUARTER CONFERENCE CALL

Glimcher's third quarter investor conference call is scheduled for 11 a.m. ET on October 23, 2003. Those wishing to join this call may do so by calling
888.879.9207. This call also will be simulcast and available over the Internet via the web site www.glimcher.com. Supplemental information about the third quarter operating results is available on the Company's web site or by calling 614.887.5613.

ABOUT THE COMPANY

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition, and development of enclosed regional and super-regional malls and community shopping centers. At September 30, 2003, the Company's mall portfolio GLA totaled 20.9 million square feet. Additionally, the community center and single tenant portfolio totaled 5.4 million square feet. Glimcher owns or has a joint venture interest in a total of 71 properties in 22 states aggregating 26.3 million square feet of GLA.

Glimcher Realty Trust's common shares are listed on the New York Stock Exchange under the symbol "GRT." Glimcher Realty Trust is a component of both the Russell 2000(R) Index, representing small cap stocks, and the Russell 3000(R) Index, representing the broader market.

FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure to close outparcel sales, the failure of the Company to make additional investments in regional mall properties and to fully recover tenant obligations for CAM, taxes and other property expenses, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.


                       VISIT GLIMCHER AT: WWW.GLIMCHER.COM

                                      -30-

                                                          GLIMCHER REALTY TRUST
                              GLIMCHER REALTY TRUST
                                OPERATING RESULTS                         ADD 5
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                  THREE MONTHS ENDED
                                                                                     SEPTEMBER 30,
                                                                              ---------------------------
STATEMENT OF OPERATIONS                                                         2003               2002
                                                                              --------           --------
Total revenues                                                                $ 75,853           $ 66,793
Total expenses                                                                  48,967             43,081
                                                                              --------           --------
Operating income                                                                26,886             23,712
Interest expense, net                                                           20,391             21,131
Equity in income (loss) of unconsolidated entities, net                            284                855
Gain on sale of assets                                                            --                 --
                                                                              --------           --------
Income before minority interest in operating partnership
     and discontinued operations                                                 6,779              3,436

Minority interest in operating partnershp                                          253                431
                                                                              --------           --------
Income from continuing operations                                                6,526              3,005
Discontinued operations:
     (Loss) gain on sales of properties and properties held for sale              (204)               868
     Income from operations                                                        128              3,786
                                                                              --------           --------
Net Income                                                                       6,450              7,659
Less:  Preferred stock dividends                                                 3,497              2,958
                                                                              --------           --------
Net income available to common shareholders                                   $  2,953           $  4,701
                                                                              ========           ========


                                                                                                     PER                     PER
                                                                                                   DILUTED                 DILUTED
RECONCILIATION OF NET INCOME AVAILABLE TO COMMON                                                   COMMON                  COMMON
SHAREHOLDERS TO FUNDS FROM OPERATIONS                                                               SHARE                   SHARE
                                                                                                    ------                 ------
  Net income available to common shareholders                                           $  2,953    $ 0.08    $  4,701     $ 0.12
  Real estate depreciation and amortization                                               16,467      0.43      15,690       0.42
  Share of joint venture real estate depreciation and amortization                           953      0.02       1,703       0.05
  Minority interest in operating partnership                                                 253      0.01         431       0.01
  Loss (gain) on sale of properties and assets                                               204      0.00        (868)     (0.02)
                                                                                        --------    ------    --------     ------
  Funds from Operation                                                                  $ 20,830    $ 0.54    $ 21,657     $ 0.58
                                                                                        ========    ======    ========     ======


  Weighted average common shares outstanding - basic                                      34,900                34,253

  Weighted average common shares outstanding - diluted                                    38,359                37,559

EARNINGS PER SHARE
Net income available to common shareholders before discontinued operations
   per common share                                                                     $   0.09              $   0.01
Discontinued operations per common share                                                $  (0.00)             $   0.13
Earnings per share per common share                                                     $   0.08              $   0.14

Net income available to common shareholders before discontinued operations
   per diluted common share                                                             $   0.09              $   0.01
Discontinued operations per diluted common share                                        $  (0.00)             $   0.13
Earnings per diluted common share                                                       $   0.08              $   0.14
Funds from operations per diluted common share                                          $   0.54              $   0.58


                                                          GLIMCHER REALTY TRUST
                              GLIMCHER REALTY TRUST
                                OPERATING RESULTS                         ADD 6
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                   NINE MONTHS ENDED
                                                                                      SEPTEMBER 30,
                                                                              -----------------------------
STATEMENT OF OPERATIONS                                                         2003                2002
                                                                              ---------           ---------
Total revenues                                                                $ 224,002           $ 188,525
Total expenses                                                                  154,848             118,651
                                                                              ---------           ---------
Operating income                                                                 69,154              69,874
Interest expense, net                                                            58,974              64,933
Equity in income (loss) of unconsolidated entities, net                           1,673               2,095
Gain on sale of assets                                                            2,156                --
                                                                              ---------           ---------
Income before minority interest in operating partnership
     and discontinued operations                                                 14,009               7,036

Minority interest in operating partnershp                                           131               1,307
                                                                              ---------           ---------
Income from continuing operations                                                13,878               5,729
Discontinued operations:
     (Loss) gain on sales of properties and properties held for sale             (2,264)              3,304
     Income from operations                                                        (567)             13,255
                                                                              ---------           ---------
Net Income                                                                       11,047              22,288
Less:  Preferred stock dividends                                                  9,414               8,875
                                                                              ---------           ---------
Net income available to common shareholders                                   $   1,633           $  13,413
                                                                              =========           =========

                                                                                                     PER                     PER
                                                                                                   DILUTED                 DILUTED
RECONCILIATION OF NET INCOME AVAILABLE TO COMMON                                                   COMMON                  COMMON
SHAREHOLDERS TO FUNDS FROM OPERATIONS                                                               SHARE                   SHARE
                                                                                                    ------                 ------
  Net income available to common shareholders                                           $  1,633    $ 0.04    $ 13,413     $ 0.38
  Real estate depreciation and amortization                                               47,064      1.24      44,359       1.26
  Share of joint venture real estate depreciation and amortization                         2,881      0.08       5,932       0.17
  Minority interest in operating partnership                                                 131      0.00       1,307       0.04
  (Loss) gain loss on sale of properties and assets                                          108      0.00      (3,304)     (0.09)
                                                                                        --------    ------    --------     ------
  Funds from Operation                                                                  $ 51,817    $ 1.36    $ 61,707     $ 1.76
                                                                                        ========    ======    ========     ======

  Weighted average common shares outstanding - basic                                      34,591                31,712

  Weighted average common shares outstanding - diluted                                    38,138                35,115

EARNINGS PER SHARE
Net income available to common shareholders before discontinued operations
   per common share                                                                     $   0.13              $  (0.06)
Discontinued operations                                                                 $  (0.08)             $   0.48
Earnings per share - basic                                                              $   0.05              $   0.42

Net income available to common shareholders before discontinued                         $   0.12              $  (0.05)
   Per diluted common share
Discontinued operations per diluted common share                                        $  (0.07)             $   0.47
Earnings per diluted common share                                                       $   0.05              $   0.42
Funds from operations per diluted common share                                          $   1.36              $   1.76

                                                         GLIMCHER REALTY TRUST
                             GLIMCHER REALTY TRUST
                       SELECTED BALANCE SHEET INFORMATION                 ADD 7
                (IN THOUSANDS, EXCEPT PERCENTAGES AND BASE RENTS)


                                               SEPTEMBER 30,        DECEMBER 31,
                                                   2003                 2002
                                                ----------           ----------
Investment in real estate, net                  $1,693,076           $1,493,130
Total assets                                    $1,822,456           $1,632,433
Mortgage notes and other notes payable          $1,270,443           $1,095,930
Debt to market capitalization                         56.2%                57.9%

-------------------------------------------------------------------------------

                                                               SEPTEMBER 30,    SEPTEMBER 30,
                                                                   2003             2002
                                                               -------------    -------------
OCCUPANCY:
         Mall Anchors - All Properties                              94.0%            94.3%
         Comparable Mall Anchors - excluding
         WestShore                                                  93.6%            94.3%
         Mall Stores - all properties                               90.2%            88.0%
         Comparable Mall Stores - excluding
         WestShore                                                  90.3%            88.0%
         Total Mall Portfolio                                       92.6%            92.0%

         Community Center Anchors                                   76.0%            80.7%
         Community Center Stores                                    78.6%            83.0%
         Total Community Center Portfolio                           77.2%            81.6%
         Comparable Community Center Portfolio                      77.2%            76.7%

AVERAGE BASE RENTS:
         Mall Anchors                                           $    5.75        $    5.41
         Comparable Mall Anchors - excluding WestShore          $    5.68        $    5.41
         Mall Stores - Total Portfolio                          $   23.69        $   23.24
         Comparable Mall Stores - excluding WestsShore          $   23.28        $   23.24

         Community Center Anchors                               $    5.09        $    4.82
         Community Center Stores                                $    9.78        $    9.38
         Total Community Center Portfolio                       $    6.31        $    5.92
         Comparable Community Center Portfolio                  $    6.31        $    6.26